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                                                                   Exhibit 5.1


            [BUCHANAN INGERSOLL PROFESSIONAL CORPORATION LETTERHEAD]

                                 January 7, 2002

Dick's Sporting Goods, Inc.
200 Industry Drive
Pittsburgh, Pennsylvania 15275

Ladies and Gentlemen:

         We have acted as counsel to Dick's Sporting Goods, Inc., a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 9,933,000 shares (the "Shares") of the Corporation's common stock (the "Common Stock"), pursuant to the terms of the Corporation's 2002 Stock Plan (the "Plan").

         In connection with such proposed issuance, we have examined such documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that when the Shares have been issued and sold and the consideration is received therefore by the Corporation pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We express no opinion as to the applicability or compliance with, of the effect of, Federal law or the law of any jurisdiction other than the Commonwealth of Pennsylvania or the corporate laws of the State of Delaware. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                       Very truly yours,

                                       BUCHANAN INGERSOLL
                                       PROFESSIONAL CORPORATION

                                       By: /s/ Lewis U. Davis, Jr.
                                          -------------------------------
                                               Lewis U. Davis, Jr.